news release

GODADDY REPORTS CONTINUED STRONG GROWTH IN SECOND QUARTER
Q2 Revenue up 22% on Growing Customers and ARPU plus HEG Acquisition;
Operating Cash Flow up 23% and uFCF up 61%

SCOTTSDALE, Ariz., August 8, 2017 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the world’s largest cloud platform dedicated to small, independent ventures, today reported financial results for the second quarter ended June 30, 2017.
"GoDaddy successfully delivered another solid quarter with continued organic customer, revenue and cash flow growth,” said GoDaddy CEO Blake Irving. “We are making great progress on our 2017 product and strategic initiatives including growing the adoption of our new mobile-optimized website builder GoCentral, new security offerings and integration of HEG. We remain focused on leveraging our brand and scale to extend our global competitive advantages."
Second Quarter Financial Highlights

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change

	(in millions, except customers in thousands and ARPU)
GAAP Results
Revenue	$557.8	$456.2	22.3%	$1,047.5	$889.9	17.7%
Income (loss) from continuing operations	$23.4	$(11.1)	NM	$20.3	$(29.4)	NM
Net income (loss)	$18.1	$(11.1)	NM	$15.0	$(29.4)	NM
Net cash provided by operating activities	$113.3	$92.4	22.6%	$239.9	$197.7	21.3%
Non-GAAP Results
Unlevered Free Cash Flow	$135.0	$83.9	60.9%	$249.1	$184.5	35.0%
Operating Metrics
Total Bookings	$667.5	$538.6	23.9%	$1,292.3	$1,096.4	17.9%
Total customers at period end	16,878	14,327	17.8%	16,878	14,327	17.8%
ARPU(1)	$129	$125	2.8%	$129	$125	2.8%

(1)
Our ARPU growth was muted by the impact of the acquisition of HEG as our trailing twelve month revenue included only three months of HEG’s results for this annual measure. GoDaddy organic Q2 2017 ARPU (excluding HEG) was $132, up 5.9% year over year.

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•	Total revenue of $557.8 million, up 22.3% year over year, or 23.5% on a constant currency basis.

•	Total bookings of $667.5 million, up 23.9% year over year, or 25.8% on a constant currency basis.

•	Net cash provided by operating activities of $113.3 million, up 22.6% year over year.

•	Unlevered free cash flow of $135.0 million, up 60.9% year over year, and up 35.0% in the first half of 2017 vs. 2016.

•	Customers were nearly 17 million at quarter end, up 17.8% year over year, including HEG customers of over 1.6 million.

•	Average revenue per user (ARPU) of $129, up 2.8% year over year, and organic ARPU of $132, up 5.9% year over year.

•	Domains revenue of $263.3 million, up 14.6% year over year.

•	Hosting and Presence revenue of $214.9 million, up 28.3% year over year.

•	Business Applications revenue of $79.6 million, up 35.1% year over year.

•	International revenue of $187.7 million, up 56.7% year over year, or 61.2% on a constant currency basis.

Business Highlights

•
GoDaddy completed a secondary offering of approximately 27.6 million shares of its Class A common stock sold by certain of its stockholders at $38.50 per share in May 2017, increasing the publicly available float.

•
GoDaddy completed a $275 million share repurchase of 7.3 million LLC units of Desert Newco (together with a corresponding number of GoDaddy Class B shares) in May 2017, reducing the effects of share dilution.

•	GoDaddy completed the acquisition of HEG in April 2017, establishing a market leading position in Europe for small business cloud services.

•	GoDaddy signed a definitive agreement for the sale of the PlusServer business for an enterprise value of €397 million ($456 million USD).

•
GoDaddy's new mobile-optimized website builder, GoCentral, is showing positive traction in new bookings growth, free to paid conversion, and increase in average order size with hundreds of thousands of sites currently published. The company intends to release additional new GoCentral verticals, markets and features throughout 2017.

•	GoDaddy launched GoDaddy Website Security, a cutting-edge website protection service to keep customers' sites clean and free of malware on the following the April 2017 Sucuri acquisition.

•	GoDaddy launched WP Premium Support to provide access to WordPress expertise and help small businesses fix, update and optimize their WordPress sites more quickly and conveniently.

Balance Sheet
At June 30, 2017, total cash, cash equivalents and short-term investments were $591.2 million, total debt was $3,065.3 million and net debt was $2,474.1 million.

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Business Outlook
For the third quarter ending September 30, 2017, GoDaddy expects total revenue in the range of $577 to $582 million including HEG. For the full year ending December 31, 2017, GoDaddy raised its revenue expectations to a range of $2.215 to $2.225 billion, representing approximately 20% growth at the midpoint.
For the full year 2017, GoDaddy raised its unlevered free cash flow expectations to a range of $475 to $485 million, representing approximately 35% growth at the midpoint versus the approximately $357 million in unlevered free cash flow generated in 2016.
Assuming continued organic growth in 2018, along with one incremental quarter of contribution from HEG, and expected acquisition synergies, GoDaddy expects unlevered free cash flow of $600 million next year.
Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). We do not provide reconciliations from non-GAAP guidance to GAAP, because projections of changes in individual balance sheet amounts are not possible without unreasonable effort, and presentation of such reconciliations would imply an inappropriate degree of precision. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Quarterly Conference Call and Webcast
GoDaddy will host a conference call and webcast to discuss second quarter 2017 results at 5:00 p.m. Eastern Time on August 8, 2017. To hear the call, dial (877) 648-7976 in the United States or (617) 826-1698 from international locations, with passcode 52323850. A live webcast of the call, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: launches of new or adoption and expansion of existing products or services, any projections of product or service availability, technology developments, customer growth, addressable market size, market acceptance of products or other future events; any statements about historical results that may suggest future trends for our business; any statements regarding our plans, strategies or objectives with respect to future

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operations, including international expansion plans; any statements regarding integration of recent or planned acquisitions, any statements regarding our future financial results; statements concerning GoDaddy’s ability to integrate its acquisition of HEG, and the projected impact of the acquisition on GoDaddy’s business and results of operations; statements regarding GoDaddy’s proposed sale of HEG’s PlusServer business and GoDaddy's ability to repay its indebtedness; and any statements of assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; our ability to integrate and execute on our plans for HEG and HEG’s PlusServer business; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; and developments in the economy, financial markets and credit markets.
Additional risks and uncertainties that could affect GoDaddy’s financial results are included in the other filings we make with the SEC from time to time, including the risks described under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and the risk factors described the Company's Current Report on Form 8-K filed May 3, 2017, which are available on the Company's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that the Company makes with the SEC from time to time. Risks related to HEG also include retention of customers and employees and GoDaddy’s ability to integrate HEG into GoDaddy and complete the divestiture of the PlusServer business. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures and Other Operating Metrics
In addition to our results determined in accordance with GAAP, this press release includes Total Bookings and ARPU, as operating metrics, and financial measures defined as "non-GAAP financial measures" by the SEC, including Unlevered Free Cash Flow and Net Debt. These measures may be different from non-GAAP financial measures used by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently, particularly related to adjustments for acquisition accounting.
We believe these non-GAAP financial measures are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.

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Total bookings. Total bookings represents cash receipts from the sale of products to customers in a given period adjusted for products where we recognize revenue on a net basis and without giving effect to certain adjustments, primarily net refunds granted in the period. Total bookings provides valuable insight into the sales of our products and the performance of our business since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report total bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale. Accordingly, by excluding net refunds, we believe total bookings reflects the effectiveness of our sales efforts in a given period.
ARPU. We calculate ARPU as total revenue during the preceding 12 month period divided by the average of the number of total customers at the beginning and end of the period. ARPU provides insight into our ability to sell additional products to customers, though the impact to date has been muted due to our continued growth in total customers.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and after tax distributions required by Desert Newco's LLC agreement and purchases of property and equipment, such as data center and infrastructure investments, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Net Debt. We define net debt as total debt less cash and cash equivalents and short-term investments. Total debt consists of the current portion of long-term debt plus long-term debt, unamortized original issue discounts and unamortized debt issuance costs. We believe the presentation of net debt provides useful information to investors because our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
About GoDaddy
GoDaddy powers the world's largest cloud platform dedicated to small, independent ventures. With nearly 17 million customers worldwide and over 72 million domain names under management, GoDaddy is the place people come to name their idea, build a professional website, attract customers and manage their work. Our mission is to give our customers the tools, insights and the people to transform their ideas and personal initiative into success. To learn more about the company visit www.GoDaddy.com.

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GoDaddy Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In millions, except share amounts in thousands and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Domains	$263.3	$229.8	$504.1	$448.7
Hosting and presence	214.9	167.5	393.2	327.9
Business applications	79.6	58.9	150.2	113.3
Total revenue	557.8	456.2	1,047.5	889.9
Costs and operating expenses(1):
Cost of revenue (excluding depreciation and amortization)	196.4	162.1	373.2	316.5
Technology and development	90.1	70.2	170.3	141.9
Marketing and advertising	62.5	60.0	129.9	117.5
Customer care	75.4	62.1	142.4	123.8
General and administrative(2)	71.8	52.8	132.8	101.0
Depreciation and amortization	55.5	39.3	87.1	78.2
Total costs and operating expenses	551.7	446.5	1,035.7	878.9
Operating income	6.1	9.7	11.8	11.0
Interest expense	(22.0)	(14.3)	(34.8)	(28.6)
Tax receivable agreements liability adjustment	32.0	(6.1)	37.0	(10.7)
Loss on debt extinguishment	—	—	(1.7)	—
Other income (expense), net	2.7	(0.8)	4.4	(0.1)
Income (loss) from continuing operations before income taxes	18.8	(11.5)	16.7	(28.4)
Benefit (provision) for income taxes	4.6	0.4	3.6	(1.0)
Income (loss) from continuing operations	23.4	(11.1)	20.3	(29.4)
Loss from discontinued operations, net of income taxes	(5.3)	—	(5.3)	—
Net income (loss)	18.1	(11.1)	15.0	(29.4)
Less: net loss attributable to non-controlling interests	(2.7)	(2.2)	(6.4)	(10.0)
Net income (loss) attributable to GoDaddy Inc.	$20.8	$(8.9)	$21.4	$(19.4)
Net income (loss) attributable to GoDaddy Inc. per share of Class A common stock - basic:
Continuing operations	$0.25	$(0.11)	$0.28	$(0.26)
Discontinued operations	(0.05)	—	(0.06)	—
Net income (loss) attributable to GoDaddy Inc.	$0.20	$(0.11)	$0.22	$(0.26)
Net income (loss) attributable to GoDaddy Inc. per share of Class A common stock - diluted:
Continuing operations	$0.13	$(0.11)	$0.11	$(0.26)
Discontinued operations	(0.03)	—	(0.03)	—
Net income (loss) attributable to GoDaddy Inc.	$0.10	$(0.11)	$0.08	$(0.26)
Weighted-average shares of Class A common stock outstanding:
Basic	101,800	79,872	95,734	73,853
Diluted	176,716	79,872	177,796	73,853
(1) Costs and operating expenses include equity-based compensation expense as follows:
Technology and development	$8.9	$4.4	$17.3	$9.9
Marketing and advertising	1.5	1.6	3.2	3.5
Customer care	1.2	0.6	1.6	1.4
General and administrative	7.4	4.2	13.3	8.0

(2)
General and administrative expenses for the three and six months ended June 30, 2017 includes acquisition and integration-related expenses of $13.7 million and $17.2 million, respectively, and for the three and six months ended June 30, 2016 includes $0.8 million and $1.2 million, respectively. General and administrative expenses for the three and six months ended June 30, 2017 include financing-related fees of $0 and $3.2 million related to our February 2017 debt modification. There were no financing-related fees in 2016.

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GoDaddy Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$578.8	$566.1
Short-term investments	12.4	6.6
Accounts and other receivables	17.4	8.0
Registry deposits	21.8	20.6
Prepaid domain name registry fees	357.0	307.0
Prepaid expenses and other current assets	55.5	24.5
Assets of business held for sale	562.1	—
Total current assets	1,605.0	932.8
Property and equipment, net	297.0	231.0
Prepaid domain name registry fees, net of current portion	186.7	172.1
Goodwill	2,820.9	1,718.4
Intangible assets, net	1,332.3	716.5
Other assets	12.0	16.1
Total assets	$6,253.9	$3,786.9
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$66.4	$61.7
Accrued expenses and other current liabilities	333.4	143.0
Payable to related parties for tax distributions	—	10.0
Deferred revenue	1,217.0	1,043.5
Long-term debt	580.8	4.0
Liabilities of business held for sale	126.5	—
Total current liabilities	2,324.1	1,262.2
Deferred revenue, net of current portion	584.3	532.7
Long-term debt, net of current portion	2,419.1	1,035.7
Payable to related parties pursuant to tax receivable agreements	186.3	202.6
Deferred tax liabilities	180.6	—
Other long-term liabilities	64.5	39.5
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.1	0.1
Class B common stock, $0.001 par value	0.1	0.1
Additional paid-in capital	435.3	608.3
Accumulated deficit	(27.3)	(48.7)
Accumulated other comprehensive income (loss)	(22.8)	2.7
Total stockholders' equity attributable to GoDaddy Inc.	385.4	562.5
Non-controlling interests	109.6	151.7
Total stockholders' equity	495.0	714.2
Total liabilities and stockholders' equity	$6,253.9	$3,786.9

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GoDaddy Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Six Months Ended June 30,
	2017	2016
Operating activities
Net income (loss)	$15.0	$(29.4)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	87.1	78.2
Equity-based compensation	35.4	22.8
Tax receivable agreements liability adjustment	(37.0)	10.7
Other	1.5	6.3
Changes in operating assets and liabilities, net of amounts acquired:
Registry deposits	(0.2)	(2.3)
Prepaid domain name registry fees	(26.8)	(24.7)
Deferred revenue	161.9	130.0
Other operating assets and liabilities	3.0	6.1
Net cash provided by operating activities	239.9	197.7
Investing activities
Purchases of short-term investments	(6.4)	(10.5)
Maturities of short-term investments	0.6	5.4
Business acquisitions, net of cash acquired	(1,871.2)	(41.3)
Purchases of property and equipment, excluding improvements	(33.7)	(24.6)
Purchases of leasehold and building improvements	(2.8)	(2.0)
Net cash used in investing activities	(1,913.5)	(73.0)
Financing activities
Proceeds received from:
Acquisition Term Loan	1,421.4	—
Bridge Loan	531.7	—
Stock option exercises	33.3	23.3
Sale of Class A common stock, net of expenses	21.7	—
Issuance of Class A common stock under employee stock purchase plan	9.2	—
Payments made for:
Repurchases of LLC Units	(275.0)	—
Financing-related costs	(38.9)	—
Distributions to holders of LLC Units	(10.0)	(10.8)
Repayment of term loan	(2.7)	(5.5)
Capital leases and other financing obligations	(6.2)	(7.6)
Net cash provided by (used in) financing activities	1,684.5	(0.6)
Effect of exchange rate changes on cash and cash equivalents	1.8	—
Net increase in cash and cash equivalents	12.7	124.1
Cash and cash equivalents, beginning of period	566.1	348.0
Cash and cash equivalents, end of period	$578.8	$472.1

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Reconciliation of Non-GAAP Financial Measures and Other Operating Metric
The following tables reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure and other operating metric:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

	(in millions)
Total Bookings:
Total revenue	$557.8	$456.2	$1,047.5	$889.9
Change in deferred revenue	66.1	47.7	159.8	131.0
Net refunds	41.8	35.0	81.7	73.4
Other	1.8	(0.3)	3.3	2.1
Total bookings	$667.5	$538.6	$1,292.3	$1,096.4

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$113.3	$92.4	$239.9	$197.7
Impact of discontinued operations	(3.0)	—	(3.0)	—
Cash paid for interest	25.9	11.7	34.7	23.3
Cash paid for acquisition and sponsor-related costs	18.5	0.1	24.0	0.4
Capital expenditures	(16.7)	(14.6)	(36.5)	(26.6)
Cash paid for tax-related distributions	(3.0)	(5.7)	(10.0)	(10.3)
Unlevered free cash flow	$135.0	$83.9	$249.1	$184.5

	June 30, 2017
	Actual	Proforma(1)

	(in millions)
Net Debt:
Current portion of long-term debt	$580.8	$10.3
Long-term debt	2,419.1	2,419.1
Unamortized original issue discount on long-term debt	35.3	34.2
Unamortized debt issuance costs	30.1	24.8
Total debt	3,065.3	2,488.4
Less: Cash and cash equivalents	(578.8)	(407.6)
Less: Short-term investments	(12.4)	(12.4)
Net debt	$2,474.1	$2,068.4

(1)
Assumes net proceeds from the sale of PlusServer, after transaction costs and taxes, of approximately $399 million along with cash on hand are used to retire our short-term bridge loan of $571 million as of June 30, 2017. Proceeds and bridge loan converted to USD based on the June 30, 2017 Euro to U.S. dollar exchange rate of 1.141.

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Shares Outstanding
Shares of Class B common stock do not share in our earnings and are not participating securities. Total shares of common stock outstanding are as follows:

	June 30, 2017	June 30, 2016

	(in thousands)
Shares Outstanding:
Class A common stock	110,751	82,042
Class B common stock	53,994	79,258
Total common stock outstanding	164,745	161,300
Effect of dilutive securities(1)	10,157	95,287
	174,902	256,587

(1) In periods in which we have a net loss, the impact of potentially dilutive securities is excluded from the calculation of earnings per share because the effect would be antidilutive.
CONTACTS:
Investors
Marta Nichols
669.600.5812
investors@godaddy.com

Media
Karen Tillman
480.366.3183
pr@godaddy.com

© 2017 GoDaddy Inc. All Rights Reserved.

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